Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the quarterly report on Form 10-Q of Atlantic Tele-Network, Inc. (the “Company”) for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cornelius B. Prior, Jr., Chief Executive Officer and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Atlantic Tele-Network, Inc.

Date: May 17, 2004	By:	/s/ Cornelius B. Prior, Jr.

Cornelius B. Prior, Jr. Chief Executive Officer and Chairman of the Board